Exhibit 10.26

ENFORCEABLE UNDERTAKING

Corporations Act 2001 (Cth)

Regulation 7.2A.01

The commitments in this undertaking are offered to the Australian Securities and Investments Commission (ASIC) by:

Openmarkets Australia Limited

ACN 090 472 012

Level 15, 388 George Street, Sydney NSW 2000

(Openmarkets)

1.	Definitions

In addition to terms defined elsewhere in this undertaking, the following definitions are used:

AFSL means an Australian financial services licence, which is a licence under section 913B of the Corporations Act that authorises a person who carries on a financial services business to provide financial services.

ASIC Act means the Australian Securities and Investments Commission Act 2001 (Cth).

ASX means Australian Securities Exchange Limited (ACN 000 943 377).

ASX Market means the financial market operated by ASX under the Australian Market Licence (Australian Securities Exchange Limited) 2002.

AOP means a Market Participants’ Automated Order Processing system (including an Automated Order Processing system that permits automated client order processing), being the process by which orders are received electronically and are placed into a trading platform without being rekeyed by a Designated Trading Representative. The trading platform is registered in a Market Participant’s system, which connects it to a market operator, such as the ASX Market or Cboe Australia.

Books means a register, financial reports or financial records, a document, banker’s books and any other record of information.

Client Onboarding means the making of an assessment about a prospective client, including their likely trading patterns, as part of Openmarkets’ account opening process and to inform Trade Surveillance appropriate for that client.

Client Money means money to which Subdivision A of Division 2 of Part 7.8 of the Corporations Act applies.

Client Money Account means an account that meets the requirements of section 981B(1) of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Deficiencies include a gap, risk, weakness and/or defect identified by the independent expert during the assessment and report period.

First Report means the written report prepared by the independent expert as required under subparagraph 3.4(c).

First Summary Report means a written summary of the content of the First Report prepared by the independent expert as required under subparagraph 3.4(e).

Market Participant means a participant within the meaning of paragraph (b) of the definition of “participant” under section 761A of the Corporations Act.

Markets Disciplinary Panel (MDP) means a peer review panel, the members of which constitute a Division of ASIC as delegates of the members of the Division.

Pre-trade Controls means AOP filters and filter parameters to prevent and detect possible market misconduct.

Post-trade Controls means any alerts and analysis of, and arrangements to investigate, those alerts (including any trend analysis) to detect potential market misconduct.

Relevant Remedial Actions means the Remedial Actions referred to in subparagraph 3.5(b).

Remedial Actions means remedial action recommended by the independent expert of the kind referred to in subparagraph 3.4(b).

Remedial Action Plan means the plan referred to in paragraph 3.5.

Remedial Action Plan Completion Date means the date referred to in paragraph 3.6.

Second Report means the written report prepared by the independent expert as required under subparagraph 3.4(g).

Second Summary Report means a written summary of the content of the Second Report prepared by the independent expert as required under subparagraph 3.4(i).

Securities MIRs means ASIC Market Integrity Rules (Securities Markets) 2017.

Supervisory Policies and Procedures means the supervisory policies and procedures implemented by Openmarkets, in accordance with Securities MIR 2.1.3 to ensure compliance with the Securities MIRs and the Corporations Act.

Trade Surveillance means the Pre-trade Controls and Post-trade Controls used by Openmarkets.

2.	Background

ASIC’s role

2.1	Under section 1 of the ASIC Act, ASIC is charged with a statutory responsibility to perform its functions and to exercise its powers so as to promote the confident and informed participation of investors and consumers in the financial system.

Openmarkets

2.2	Openmarkets is a Market Participant of ASX, Cboe Australia and NSX, and an ASX Clear and Settlement Participant. During the 2021-2022 financial year, OpenMarkets was in the top 15 largest retail brokers in Australia by equities trading value. Openmarkets is a technology- driven stockbroker that provides execution-only brokerage services for trading on the Australian markets. It provides: (i) trading services to retail, professional and wholesale investors; and (ii) trading, clearing and settlement services to intermediary groups. Its AFSL authorises it to deal in securities, bonds, derivatives, deposit products and managed investment schemes, and to provide custodial/depository services. Its services include the provision of white-labelled technology solutions across onboarding, order management, managed accounts, risk management, client management and advice.

2.3	Subsection 798H(1) of the Corporations Act requires participants in licensed markets to comply with the market integrity rules.

2.4	The ASX market is a licensed market and the Securities MIRs are market integrity rules made by ASIC under section 798G of the Corporations Act.

2.5	As a Market Participant in the ASX market, Openmarkets is required to comply with the Securities MIRs.

Openmarkets’ relevant compliance history

2.6	On 13 December 2016, following surveillance activities which identified concerns in Openmarkets’:

(a) arrangements for identifying and preventing potential market misconduct (for example, inadequate automated filters in its AOP systems and ineffective pre-trade and post-trade monitoring arrangements);

(b) reconciliation of its client trust accounts; and

(c) supervisory arrangements and organisational and technological resourcing,

ASIC imposed conditions on Openmarkets’ AFSL, requiring it to appoint an independent expert to review the organisation’s arrangements, identify any deficiencies, and recommend enhancements appropriate to the business.

2.7	In April 2017 ASIC referred Openmarkets to the MDP in relation to 1,858 trades executed by Openmarkets between 12 June 2015 and 11 December 2015. There was no change in beneficial ownership of these trades, as the buyer and seller was the same entity. Such trades, which are commonly referred to as ‘wash trades’, create a false or misleading appearance of active trading, and accordingly have the potential to interfere with the efficiency and integrity of the market. Openmarkets AOP system had failed to reject them, resulting in a breach by Openmarkets of Securities MIR 5.6.1.

2.8	On 28 September 2017 the MDP issued an infringement notice to Openmarkets, which included a fine for $200,000. Key findings of the MDP included that Openmarkets had failed to have appropriate AOP filters in place and had failed to ensure that the AOP filters and associated alerts were appropriately configured/and or operating as intended, posing a significant risk to market integrity.

2.9	As a result of the licence conditions imposed in 2016, Openmarkets engaged an independent expert to review its compliance arrangements. In September 2017, the independent expert produced a “final summary report” setting out further recommendations (the Final Summary Report). A notable finding in the Final Summary Report was that several of the alerts had not been changed from their default settings, and that “No review of the market integrity risks and ensuring alerts calibration had taken place at the outset or to date. As such, the appropriateness of generated alerts with respect to the regulatory risks is questionable”. Once the independent expert’s recommendations were implemented, the licence conditions were removed in February 2018.

ASIC’s current concerns

2.10	On 24 March 2021, ASIC commenced a further investigation into Openmarkets’ compliance with the Securities MIRs. As a result of its current investigation, ASIC is concerned that between 1 January 2020 and 9 July 2021 (Relevant Period), Openmarkets:

	(a)	whilst broadly having appropriate written Supervisory Policies and Procedures, had not implemented these (either partially, or in some cases, at all) to ensure compliance with the Securities MIRs;

	(b)	had insufficient organisational and technical resources, due to it:

(i) not having appropriately calibrated its post-trade surveillance system, the Nasdaq SMARTS system, (SMARTS). The failure to appropriately calibrate the SMARTS system resulted in it generating around 6,700 SMARTS alerts per month from 1 January 2020 until approximately March 2021. This volume of alerts was unmanageable, which resulted in most alerts not being reviewed; and

(ii) having insufficient employees with the appropriate skills, knowledge and experience to carry out the required roles (including reviewing the overwhelming number of SMARTS alerts);

	(c)	failed to appropriately review and prevent 2,011 potentially manipulative trades from being placed onto the market, in circumstances where Openmarkets ought to have reasonably suspected that the relevant client had placed the orders with the intention of creating a false or misleading appearance with respect to the market for or price of trading in the relevant security on the ASX;

	(d)	failed to ensure its AOP system was fit for purpose, as the AOP filters and associated alerts were either not activated at all, not appropriately configured, and/or not operating as intended. This failure contributed to the abovementioned 2,011 potentially manipulative trades not being identified and rejected by the AOP filters. In particular the anti-wash trade filter was not engaged in the period from 1 January 2020 to July 2021;

	(e)	failed to lodge suspicious activity reports in relation to other suspicious trading which had triggered a large number of SMARTS alerts by other clients over an extended period;

	(f)	failed to have an appropriate company culture to support effective compliance, resulting in it failing to prevent unprofessional conduct by senior staff; and

	(g)	breached its client money obligations by failing to accurately reconcile its trust accounts on multiple occasions. This resulted in trust account deficiencies of up to $20,000,000, some of which were not identified and reported to ASIC for 35 consecutive business days.

2.11	As a result of its investigation, ASIC is concerned that Openmarkets may not have complied with its obligations during the Relevant Period under:

	(a)	Securities MIR 2.1.3, which requires Market Participants to have appropriate supervisory policies and procedures to ensure compliance with the Securities MIRs and the Corporations Act;

	(b)	Securities MIR 5.5.2, which requires Market Participants to have and maintain the necessary organisational and technical resources to ensure compliance with the Securities MIRs;

	(c)	Securities MIR 5.6.1, which requires a Trading Participant to have appropriate AOP automated filters, and to ensure that its AOP system does not interfere with the efficiency and integrity of the market, or proper functioning of any trading platform;

	(d)	Securities 5.6.3(1)(a), which requires a Market Participant to have adequate organisational and technical resources within its AOP system to ensure that trading messages submitted into a trading platform do not interfere with the efficiency and integrity of the market, or the proper functioning of any trading platform;

	(e)	Securities MIR 5.11.1, which requires Market Participants to notify ASIC in writing of reportable matters, including suspicious transactions or orders transmitted to a trading platform;

	(f)	Securities MIR 5.7.1(b)(iii), which requires Market Participants to refrain from transmitting orders to the market on account of any other person where, taking into account the circumstances of the order, the Market Participant ought reasonably suspect that the person has placed the order with the intention of creating a false or misleading appearance of active trading in any financial product or with respect to the market for, or the price of, any financial product;

	(g)	Securities MIR 2.1.5, which requires Market Participants to not engage in unprofessional conduct and to ensure that their supervisory staff do not engage in unprofessional conduct;

	(h)	Securities MIRs 3.5.9 and 3.5.10(d), which require Market Participants to perform accurate trust account reconciliations and to notify ASIC in writing within two Business Days of any failure to do so and of any trust account deficiencies; and

	(i)	section 798H(1) of the Corporations Act which requires Market Participants to comply with the Securities MIRs.

2.12	On 15 May 2023, the Markets Disciplinary Panel decided that it had reasonable grounds to believe that Openmarkets had contravened Rules 2.1.3, 5.5.2, 5.6.1, 5.6.3(1)(a), 5.7.1(b)(iii), 5.11.1(1)(b), 2.1.5(2), 3.5.9 and 3.5.10(d) of the Securities MIRs and Rules 2.1.3, 5.5.2, 5.6.1 and 5.6.3(1)(a) of the ASIC Market Integrity Rules (ASX Market) 2010 and the ASIC Market Integrity Rules (Chi-X Australia Market) 2011.

2.13	On 15 May 2023, the Markets Disciplinary Panel issued an infringement notice to Openmarkets under regulation 7.2A.04 of the Corporations Regulations (Infringement Notice).

2.14	The Infringement Notice required Openmarkets to give an undertaking to ASIC under regulation 7.2.A.01 of the Corporations Regulations on the terms of this undertaking.

2.15	Openmarkets has offered, and ASIC has agreed to, the undertakings set out below.

3.	Undertakings

3.1	Openmarkets undertakes to request ASIC to approve, within 30 business days of the date that ASIC accepts this enforceable undertaking (or within such longer period as may be agreed by ASIC and Openmarkets):

	(a)	the appointment of an independent expert that meets the criteria in paragraph 3.3; and

	(b)	draft terms of engagement for that independent expert that meet the requirements of paragraph 3.4.

3.2	If ASIC approves the draft terms of engagement and the appointment of an independent expert following a request by Openmarkets under paragraph 3.1, Openmarkets undertakes to appoint the approved independent expert on the terms approved by ASIC within 10 business days of receiving ASIC’s approval (or within such longer period as may be agreed by ASIC and Openmarkets).

3.3	Openmarkets undertakes to nominate, under subparagraph 3.1(a), an independent expert who, in Openmarkets’ opinion:

	(a)	has the necessary expertise, experience and operational capacity to perform the role contemplated by this enforceable undertaking;

	(b)	is independent of Openmarkets, its related bodies corporate and its officers at the time of the appointment; and

	(c)	will, at all material times, be capable of exercising objective and impartial judgement in connection with the roles contemplated by paragraph 3.4.

The request to ASIC must provide details of the matters in paragraph 3.3, including any prior engagement of the proposed independent expert by Openmarkets, its related bodies corporate and/or officers.

3.4	Openmarkets undertakes to ensure the terms of the independent expert’s engagement provided to ASIC for approval under subparagraph 3.1(b):

	(a)	require the independent expert to conduct a review, by 90 business days following their appointment, or such later date as agreed in writing by ASIC and Openmarkets, in which the independent expert must:

		(i)	assess the adequacy of Openmarkets’ organisational and technological resources in relation to Trade Surveillance, Client Onboarding and Client Money; and

		(ii)	assess the design effectiveness and test the operational effectiveness of Openmarkets’ arrangements in relation to Trade Surveillance, Client Onboarding and Client Money including but not limited to its:

			(A)	policies, processes and controls;

			(B)	risk and compliance framework;

			(C)	monitoring and supervision (including management oversight); and

			(D)	governance framework; and

		(iii)	identify Deficiencies (if any) in the matters referred to in subparagraphs 3.4(a)(i) and (ii);

(together the Openmarkets Review)

	(b)	require the independent expert to identify what, if any remedial actions are necessary, in the opinion of the independent expert to effectively address any Deficiencies that the independent expert has identified during the Openmarkets Review (Remedial Actions);

	(c)	require that the independent expert must, by 90 business days following their appointment, or such later date agreed in writing by ASIC and Openmarkets, give to ASIC and Openmarkets a First Report in respect of the Openmarkets Review and Remedial Actions;

(d)	require that the First Report must set out:

	(i)	a description of how the independent expert conducted its assessments;

	(ii)	a list of the title and position of representatives of Openmarkets and any third- party service providers that the independent expert interviewed in conducting its assessments;

	(iii)	a list of the Books, or extracts from those Books, which were most relevant in the view of the independent expert to its assessments;

	(iv)	if any sample-based testing was conducted by the independent expert, a description of the sampling approach used by the independent expert and the sample size;

	(v)	each of the factual findings or assumptions on which an opinion of the independent expert is based;

	(vi)	particulars of the relevant training, study or experience by which the independent expert has acquired specialised knowledge to conduct its assessments;

	(vii)	each of the independent expert’s opinions of the matters as assessed in the Openmarkets Review (including Deficiencies identified and set out separately from the factual findings or assumptions);

	(viii)	the reasons for each of the independent expert’s opinions;

	(ix)	explanation of any limitations on or qualifications to the opinions expressed in the report, and the reasons for those limitations or qualifications;

	(x)	a declaration as to whether the independent expert has made all inquiries in connection with its assessments which the independent expert believes are desirable and appropriate; and

	(xi)	whether, to the independent expert’s knowledge, any material information which the independent expert regards as relevant to its assessments has been withheld from the independent expert;

(e)	require that the independent expert give to ASIC and Openmarkets, at the same time that it gives the First Report, a First Summary Report;

(f)	require the independent expert to conduct a review and finalise its Second Report, within 3 to 9 months following the Remedial Action Plan Completion Date. This review and the finalisation of the Second Report must occur within 24 months from the date of this enforceable undertaking, or such other period as agreed in writing by ASIC and Openmarkets. In the review, the independent expert must assess whether:

	(i)	each Relevant Remedial Action has been adequately implemented within the timeframes notified to ASIC and, if it has not, whether the Relevant Remedial Action was subsequently adequately implemented;

	(ii)	each Relevant Remedial Action has continued to be operational since it was first implemented and, if it has not, the extent to which it has not been operational; and

	(iii)	there were any issues which precluded or materially impacted the implementation or operation of any Relevant Remedial Action;

(together the Openmarkets Remedial Action Review)

(g)	require that the independent expert must, by the end of the period referred to in subparagraph 3.4(f), or such later date agreed in writing by ASIC and Openmarkets, give to ASIC and Openmarkets a Second Report in respect of the Relevant Remedial Actions;

(h)	require that the Second Report must set out:

	(i)	a description of how the independent expert conducted its assessments;

	(ii)	a list of the title and position of representatives of Openmarkets and any third- party service providers that the independent expert interviewed in conducting its assessments;

	(iii)	a list of the Books, or extracts from those Books, which were most relevant in the view of the independent expert to its assessments;

	(iv)	if any sample-based testing was conducted by the independent expert, a description of the sampling approach used by the independent expert and the sample size;

	(v)	each of the factual findings or assumptions on which an opinion of the independent expert is based;

	(vi)	particulars of the relevant training, study or experience by which the independent expert has acquired specialised knowledge to conduct its assessments;

	(vii)	each of the independent expert’s opinions of the matters as assessed in the Openmarkets Remedial Action Review;

	(viii)	the reasons for each of the independent expert’s opinions;

	(ix)	explanation of any limitations on or qualifications to the opinions expressed in the report, and the reasons for those limitations or qualifications;

	(x)	a declaration as to whether the independent expert has made all inquiries in connection with its assessments which the independent expert believes are desirable and appropriate; and

	(xi)	whether, to the independent expert’s knowledge, any material information which the independent expert regards as relevant to its assessments has been withheld from the independent expert;

	(i)	require that the independent expert give to ASIC and Openmarkets, at the same time that it gives the Second Report, a Second Summary Report;

	(j)	include a statement to the effect that the work of the independent expert is being carried out for Openmarkets and ASIC and acknowledge that ASIC is relying on the work of the independent expert;

	(k)	include a statement that upon request by ASIC, ASIC is to be copied into all or some communications between Openmarkets and the independent expert;

	(l)	require the independent expert to notify ASIC where a conflict of interest arises during the engagement or when the independent expert becomes aware of information that adversely affects its ability to exercise objective and impartial judgment; and

	(m)	include an acknowledgement that, in relation to the written First Report, Second Report, First Summary Report and Second Summary Report to be given to ASIC and Openmarkets, ASIC may from time to time publicly refer to the content of the report, and may make the First Summary Report and the Second Summary Report, or a statement that refers to the content of those reports, public.

3.5	If the First Report sets out one or more Remedial Actions, Openmarkets undertakes to decide within 30 business days of the First Report, or a later date agreed in writing by Openmarkets and ASIC, to advise ASIC in writing:

	(a)	which of the Remedial Actions in the First Report Openmarkets proposes not to implement and why; and

	(b)	which of the Remedial Actions in the First Report Openmarkets proposes to implement (the Relevant Remedial Actions), including:

(i) the specific actions Openmarkets proposes to take to implement the Remedial Actions;

(ii) a timetable for the implementation of each Remedial Action that specifies the date by which each Remedial Action will be implemented; and

(iii) identifying the allocation of sufficiently qualified and skilled staff to implement the implementation plan and specifying who will ultimately be responsible for each Remedial Action.

(the Remedial Action Plan)

3.6	Openmarkets undertakes to provide monthly reports to ASIC, following provision of the Remedial Action Plan to ASIC and the independent expert and until such time (Remedial Action Plan Completion Date) as Openmarkets reasonably believes that the Remedial Action Plan has been completed, setting out Openmarkets’ reasonable belief as to:

	(a)	the progress of the specific actions in the Remedial Action Plan; and

	(b)	if there are any issues which preclude or materially impact the implementation of any actions in the Remedial Action Plan, a summary of those issues and what action Openmarkets will take to address these.

3.7	Openmarkets undertakes to:

	(a)	implement all Remedial Actions that it decides to implement within the timeframes notified to ASIC; and

(b) notify ASIC when such Remedial Actions have been implemented.

3.8	Openmarkets undertakes that it will not unreasonably decide not to implement the Remedial Actions recommended by the independent expert.

3.9	Openmarkets undertakes to permit the independent expert to have reasonable access to Openmarkets’ systems and records and to interview persons involved in its business, for the purposes of enabling the expert to carry out the Openmarkets Review.

3.10	Openmarkets undertakes to give the independent expert any information or explanation reasonably requested by the independent expert of any matter connected with the Openmarkets Review.

3.11	Openmarkets undertakes to pay the costs of its compliance with this enforceable undertaking.

4.	Acknowledgements

4.1	Openmarkets:

(a) acknowledges that ASIC can make publicly available the following information:

(i) a copy of this enforceable undertaking;

(ii) a copy of the First Summary Report and the Second Summary Report; and

(iii) a summary of which Remedial Actions Openmarkets decided to implement, or not implement (and reasons);

excluding information which ASIC is satisfied would be unreasonable to make publicly available because it would unreasonably affect the business, commercial or financial affairs of Openmarkets, other than in a way that arises from the outcomes of the undertaking; and

(b) acknowledges that:

(i) ASIC will from time to time publicly report about compliance with the enforceable undertaking; and

(ii) the enforceable undertaking has no operative force until accepted by ASIC.

4.2	Openmarkets and ASIC acknowledge that the date of the enforceable undertaking is the date on which it is accepted by ASIC.

EXECUTED by OPENMARKETS AUSTRALIA LIMITED in accordance with s 127(1) of the Corporations Act 2001

/s/ Dan Jowett	/s/ Rob Forbes
Signature of director	Signature of director/company secretary

Dan Jowett	Rob Forbes
Name	Name of director/company secretary

29 June 2023	29 June 2023
Date	Date

Accepted by the Australian Securities and Investments Commission under reg 7.2A.01 of the Corporations Regulations 2001 by its duly authorised delegate:

/s/ Delegate of Australian Securities and Investments
Delegate of Australian Securities and Investments
Commission Date accepted by ASIC: 30 June 2023